UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

FRONTIER ENERGY CORP.
 (Exact name of Registrant as specified in its charter)
____________________

Nevada (State or other Jurisdiction of Incorporation or organization)	033-05384 (Commission File Number)	87-0443026 (IRS Employer I.D. No.)
___________________________

2413 Morocco Avenue
North Las Vegas, Nevada  89031
(702) 648-5849
 (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

Item 5.02	Departure and Appointment of Officers

On September 12, 2008, it was announced that Robert Genesi had resigned his position as Chief Executive Officer of the Registrant for health reasons.  In order to fill the vacancy created due to the departure of Mr. Genesi, the board of directors also announced on September 12, 2008, that it had elected Rick Shykora to be the new Chief Executive Officer.  Mr. Shykora will also serve as the Chief Financial Officer for the Registrant.

Mr. Shykora is a business consultant specializing in corporate governance, business development and regulatory compliance.  His work history for the past five years is as follows:

From August 2007 to the present he has been responsible for corporate governance for Diversity Group International Inc.  From June 2007 to the present he has been a managing partner of MSK Holdings LLC.  From October 2007 to the present he has been a consultant for the Registrant in matters of business development.  From September 2006 through July 2007 he was the CEO of Sigma Global Corp.  From March 2006 through December 2006 he was a consultant for business development for Ifinix Corporation.  From March 2005 to January 2006 he was a consultant for corporate governance for AutobidXL Inc.  From November 2003 to June 2005 he was a manager in charge of regulatory compliance for Sure Trace Security Corporation.  From January 2003 to September 2003 he was in sales and business development for Walton International Group Inc.

In connection with his hiring, Mr. Shykora was granted 50,000 shares of Class C Common Stock which will vest over three years.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        FRONTIER ENERGY CORP.

Dated: September 12, 2008                                                                             By: /s/ Robert Genesi
                                                         Robert Genesi
                                                         Chief Executive Officer